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                                                                  EXHIBIT (j)(1)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated December 10, 2004, relating to the financial statements and financial highlights of The Drake Total Return Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Registered Public Accounting Firm" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
December 20, 2004